Exhibit 99.1

Ponce Financial Group, Inc. announces formation of a Management Committee on Environmental, Social & Governance

NEW YORK, August 18, 2022, Ponce Financial Group, Inc. (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank, announced that the Company has formed an Environmental, Social & Governance (“ESG”) Committee comprised of the Executive Management Team that reports directly to the Board of Directors. The ESG Committee has adopted an ESG charter and policy to oversee and manage the Company’s ESG initiatives. The first phase of the initiative is to perform a company-wide assessment of the Company’s energy infrastructure to develop greener and greater results while optimizing cost saving measures for the Company. The Company also intends to perform a full-facility energy audit on an ongoing basis to assess and address any material gaps. The Company is fully committed to implementing the necessary steps to ensure that ESG concerns, and factors are embedded into its operating culture and delivering transparent and realistic reporting to all of its stakeholders.

 The Company is also in the early stages of conducting an ESG materiality assessment to better understand how to align the Company’s strategy with ESG priorities. It is anticipated that the materiality assessment will be completed during the fourth quarter of 2022.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President and CEO, stated that “we are looking forward to taking this ESG journey and expect to benefit in several ways in areas such as strategy, risk management and stakeholder loyalty. We firmly believe that the ESG initiative will enhance our ability to evaluate opportunities and risks over the short and long term. Our newly appointed Executive Vice President and Chief Investor Relations Officer, Frank Perez, has been tasked with leading this initiative as part of his new role with the Company. As an MDI and CDFI, we are keenly aware that the populations we serve – underbanked and underserved – are increasingly adversely impacted by climate change and social economic developments.”

Executive Vice President and Chief Investor Relations Officer’s Comments

Frank Perez, Executive Vice President and Chief Investor Relations Officer, stated that “I am excited for the opportunity to lead the ESG initiative that will guide us in developing and enhancing our long-term plans for the future by aligning our activities with the ESG framework. We have already started down the path of gathering benchmarking data that will generate meaningful goals for our company and all of its employees.”

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.